UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2016

THE GORMAN-RUPP COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6747	34-0253990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Airport Road Mansfield, Ohio	44903
(Address of principal executive offices)	(Zip Code)

(419) 755-1011

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 28, 2016, The Gorman-Rupp Company (the “Company”) issued a news release announcing its financial results for the first quarter ended March 31, 2016. This news release is included as Exhibit 99.1 and is being furnished, not filed, with this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of the Company was held on April 28, 2016 in Mansfield, Ohio (“Annual Meeting”). As of the record date, there were a total of 26,083,623 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 21,758,440 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present. Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting and the final voting results on each such matter.

1.	Fix the number of Directors of the Company at eight and to elect eight Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The voting results were as follows:

	For	Withheld	Broker Non-Votes
James C. Gorman	18,696,143	126,931	2,935,366

Jeffrey S. Gorman	18,717,837	105,237	2,935,366

M. Ann Harlan	18,710,505	112,569	2,935,366

Thomas E. Hoaglin	18,374,203	448,871	2,935,366

Christopher H. Lake	18,660,101	162,973	2,935,366

Kenneth R. Reynolds	18,719,686	103,388	2,935,366

Rick R. Taylor	18,701,414	121,660	2,935,366

W. Wayne Walston	18,403,505	419,569	2,935,366

2.	Approve and adopt The Gorman-Rupp Company 2016 Non-Employee Directors’ Compensation Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
17,507,789	1,140,673	174,612	2,935,366

3.	Approve, on an advisory basis, the compensation of the Company’s named Executive Officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
18,476,633	169,374	177,067	2,935,366

4.	Ratify the appointment of Ernst & Young LLP as independent registered public accountants for the Company during the year ending December 31, 2016. The voting results were as follows:

For	Against	Abstain
21,456,427	114,013	188,000

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	News Release dated April 28, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By:	/s/ Brigette A. Burnell
Brigette A. Burnell
General Counsel and Corporate Secretary

May 2, 2016

Exhibit Index

Exhibit Number	Description

99.1	News Release dated April 28, 2016